SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]     Preliminary Consent Statement

[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Consent Statement

[X]     Definitive Additional Materials

[ ]     Soliciting Material Under Rule 14a-12

Full House Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

Daniel R. Lee

Ellis Landau

Ray Hemmig

W.H. Baird Garrett

Bradley M. Tirpak

Craig W. Thomas

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The Concerned Stockholders of Full House Resorts, Inc. (FLL) (the "Company"), Daniel R. Lee, Bradley M. Tirpak and Craig W. Thomas, who own approximately 1,161,482 of the Company's common stock in the aggregate, representing approximately 6.2% of the shares outstanding, delivered to the Company written requests to call a Special Meeting from stockholders representing more than 60% of the outstanding shares.

BRADLEY M. TIRPAK, CRAIG W. THOMAS AND DANIEL R. LEE (COLLECTIVELY, THE "CONCERNED STOCKHOLDERS") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF FULL HOUSE RESORTS, INC. IN CONNECTION WITH THE CONCERNED STOCKHOLDERS' INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT TO CALL A SPECIAL MEETING. ALL STOCKHOLDERS OF FULL HOUSE RESORTS, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY THE CONCERNED STOCKHOLDERS, W.H. BAIRD GARRETT, RAY HEMMIG AND ELLIS LANDAU (COLLECTIVELY, THE "PARTICIPANTS") BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT HAVE BEEN FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF FULL HOUSE RESORTS, INC. AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, MORROW & CO., LLC, WHICH IS ASSISTING THE CONCERNED STOCKHOLDERS IN THIS SOLICITATION, WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT CHARGE UPON REQUEST BY CALLING (203) 658-9400 OR TOLL-FREE AT (800) 662-5200.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT ON SCHEDULE 14A FILED BY THE CONCERNED STOCKHOLDERS WITH THE SEC ON OCTOBER 28, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.